Exhibit 99.1

Press Release

Quanergy Reports Receipt of NYSE Non-compliance Letter Regarding Market Capitalization

SUNNYVALE, Calif.—July 29, 2022—Quanergy Systems, Inc., (NYSE: QNGY) (“Quanergy” or the “Company”), a leading provider of LiDAR sensors and smart 3D solutions, today announced that it received notice (the “Notice”) on July 25, 2022 from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the NYSE’s continued listing standards, because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported shareholders’ equity was less than $50 million. In accordance with applicable NYSE procedures, the Company has 45 days from receipt of the Notice to submit a plan that would bring it into compliance with the minimum global market capitalization listing standard within 18 months of receipt of the Notice. The Company intends to develop and submit a plan to bring it into compliance with the NYSE listing standards within the required time-frame by pursuing measures that are in the best interests of the Company and its shareholders.

The Notice has no immediate impact on the Company’s common stock, and provided the NYSE approves the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18-month period, subject to the Company’s compliance with other NYSE listing standards and periodic review by the NYSE of the Company’s progress under the plan. The Notice does not result in a default under the Company’s material debt or other agreements, and does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements. The Company is considering all available options to regain compliance with the NYSE continued listing standards.

About Quanergy Systems, Inc.

Quanergy’s (NYSE: QNGY and QNGY.WS) mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid-state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding Quanergy’s ability to regain compliance with the NYSE’s continued listing standards. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the NYSE; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the

COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers disruptions in the supply chain, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the SEC. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Investors:

QuanergyIR@ICRinc.com

Media Contact:

Shannon Van Every

Media@Quanergy.com